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                            COACHMEN INDUSTRIES, INC
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                              THOR INDUSTRIES, INC.
                   (NAME OF PERSON(S) FILING PROXY STATEMENT,
                            IF OTHER THAN REGISTRANT)

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                                      THOR
                                ----------------
                                INDUSTRIES, INC.

      419 WEST PIKE STREET O P.O. BOX 629 O JACKSON CENTER, OHIO 45334-0629
                      PHONE 937-596-6849 O FAX 937-596-6539

                             P R E S S  R E L E A S E
                             ------------------------

Date:     May 2, 2000
Contact:  Wade F. B. Thompson or Peter B. Orthwein


 I.S.S. RECOMMENDS COACHMEN SHAREHOLDERS VOTE TO WITHHOLD DIRECTOR NOMINEES AS
 -----------------------------------------------------------------------------
             A STRONG MESSAGE TO OPEN MERGER DISCUSSIONS WITH THOR.
             ------------------------------------------------------


In a special "Proxy Alert" today, Institutional Shareholder Services (I.S.S.), the nation's leading voting advisory service, recommended WITHHOLDING votes for all Coachmen director nominees. I.S.S. stated,

          "our main concern is the inability of shareholders to take any action on their own vis-a-vis the offer once the annual meeting has passed. Coachmen does not permit shareholders to act by written consent or to call special meetings. And the company's poison pill and state takeover statutes ... would prevent a tender offer from succeeding. This gives the company unfettered license to simply continue to `say no' - at least for another year. We therefore believe that circumstances warrant withholding votes from the directors as a strong message to open merger discussions with Thor."

On April 17, 2000, Thor offered to purchase all of Coachmen's outstanding common stock for $18 per share, 40% in Thor stock and 60% in cash. Based on Thor's closing stock price yesterday, Thor's offer is valued at $18.79 per Coachmen share. Coachmen's Board of Directors rejected Thor's offer on April 27, 2000.

Thor continues to urge Coachmen shareholders to vote to WITHHOLD ALL NOMINEES for directors, and vote AGAINST the 2000 Omnibus Stock Incentive Program. If you wish to change a vote you have already made, please call D.F. King & Co., toll-free at 1-888-242-8149.


This  press  release  includes  "forward   looking   statements"  that  involve
uncertainties and risks. There can be no assurance that actual results will not differ from Thor's expectations. Factors which could cause materially different results include, among others, the success of new product introductions, the pace of acquisitions and cost structure improvements, competitive and general economic conditions, and the other risks set forth in Thor's filings with the Securities and Exchange Commission. In some cases, such forward-looking statements may be identified by terminology such as "may," "will," "could," "should," "expects," "intends" or "believes" or the negative of such terms or other comparable terminology.